Exhibit 99.7

701 Cedar Lake Blvd., Oklahoma City, Oklahoma 73114 • (405) 478-8770 • www.chaparralenergy.com

August 14, 2020

Strategic Value Partners, LLC

100 West Putnam Ave.

Greenwich, CT 06830

Attention: David B. Charnin

Email: dcharnin@svpglobal.com

Dear Mr. Charnin:

Please refer to that certain Amended and Restated Support Agreement, dated as of December 20, 2019, by and among Strategic Value Partners, LLC and certain investment funds directly or indirectly managed by Strategic Value Partners, LLC, as listed on Schedule A thereto (collectively, “Shareholder” or “you”), and Chaparral Energy, Inc. (the “Company,” “we” or “us”), pursuant to which the parties agreed to certain matters in respect of the Board of Directors of the Company (the “Board”) and certain other matters, as set forth therein (as amended and supplemented hereby, the “Support Agreement”). Capitalized terms used but not defined in this letter agreement have the respective meanings ascribed to such terms in the Support Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shareholder and the Company, intending to be legally bound, hereby agree as follows:

1. No Shareholder Designees. Effective as of the date first written above (the “Effective Date”):

(a) the number of Shareholder Designees that Shareholder is entitled to designate for election, nomination or appointment to the Board shall be zero;

(b) Michael Kuharski’s resignation from the Board and all committees thereof at 11:00 a.m. Central Time on August 14, 2020 shall be deemed accepted by the Board effective as of such time;

(c) Mark “Mac” McFarland’s contingent resignation dated December 20, 2019 shall be deemed not accepted by the Board, and Mr. McFarland will continue as a member of the Board and of each Board committee on which he currently serves, in each case, in accordance with the Bylaws; provided, however, that, for the avoidance of doubt, Mr. McFarland will no longer be considered a Shareholder Designee;

(d) this letter agreement (including Sections 1(b) and 1(c) hereof) shall constitute the notice contemplated by Section 1(s) of the Support Agreement.

(e) the total number of authorized directors on the Board shall be reduced from eight to seven;

(f) Shareholder shall be deemed to no longer satisfy the One Director Ownership Condition or the Two Director Ownership Condition, irrespective of the number of Shares of Common Stock actually owned by Shareholder on the Effective Date or at any time thereafter; and

(g) any provisions in the Support Agreement providing for participation by, or consent from, or replacement of a Shareholder Designee shall cease to have any effect from and after the Effective Date (including, without limitation, any requirements as to committee membership).

2. Continuation of D&O Insurance, Indemnification and Exculpation Rights. Notwithstanding any provision of this letter agreement to the contrary, nothing in this letter agreement shall terminate or modify a former Shareholder Designee’s rights to director and officer insurance or indemnification or exculpation arrangements, including those contemplated by Section 1(o) of the Support Agreement.

3. Support for Prepackaged Plan of Reorganization. From and after the Effective Date, Shareholder agrees that it shall not, directly or indirectly, and shall not direct any other person or entity to:

(a) take any action that is inconsistent with this letter agreement or the transactions (the “Restructuring Transactions”) contemplated by that certain plan of reorganization of the Company that is filed by the Company under chapter 11 of title 11 U.S.C. §§ 101–1532, as amended (the “Bankruptcy Code”) (such plan of reorganization, as supplemented from time to time by the Company, the “Plan”) that would reasonably be expected to interfere with, delay or impede the solicitation, implementation, or consummation of the Plan;

(b) seek, solicit, pursue, propose, file, support, or vote for any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, financing, joint venture, partnership, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving the Company or any of its Subsidiaries or the debt, equity, or other interests in the Company or any of its Subsidiaries that in each case is an alternative to, or is materially inconsistent with, one or more of the Restructuring Transactions or the Plan;

(c) file any motion, objection, pleading, or other document with any court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with this letter agreement, the Plan or the Restructuring Transactions; or

(d) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the voluntary prepackaged cases under chapter 11 of the Bankruptcy Code, filed by the Company and its subsidiaries in order to implement the Plan, this letter agreement, or the Restructuring Transactions against the Company or any other party thereto (other than to enforce this letter agreement); or

(e) opt out of the releases set forth in the Plan.

4. Return or Destruction of Company Information. The Company hereby requests Shareholder to return or destroy, in accordance with Section 11 of the Confidentiality Agreement, all Company Information (as defined in the Confidentiality Agreement) that has been furnished to you by or on behalf of the Company in your possession or in the possession of your Representatives (as defined in the Confidentiality Agreement).

5. Non-Disparagement. For the three-month period beginning on the Effective Date, Shareholder and the Company agree to not make, or cause to be made, and to cause each of their respective officers, directors, members, and employees not to make (whether directly or indirectly through any Affiliate), any public statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the other party or their respective business, operations or financial performance, officers, members, partners or directors or any person who has served as an officer, member, partner or director of the other party in the past, or who serves as an officer, director, partner or agent of the other party (a) in any document or report filed with or furnished to the SEC or any other governmental agency, (b) in any press release or other publicly available format or (c) to any journalist or member of the media (including, without limitation, in a television, radio, internet, newspaper or magazine interview).

6. Mutual Releases.

(a) Effective as of the Effective Date, subject to (x) the limitations set forth in Section 6(c) and (y) the proviso at the end of this sentence, the Company on behalf of itself and, except for Shareholder and the Shareholder Affiliates, for each of its direct and indirect Affiliates, subsidiaries, subdivisions, successors, predecessors, shareholders, partners, members, managers and assigns, and their present and former officers, directors, legal representatives, employees, agents, and attorneys and other professionals, and their heirs, executors, administrators, trustees, successors and assigns (collectively, “Company Releasing Parties”), hereby irrevocably releases and forever discharges and covenants not to sue: (w) Shareholder and the Shareholder Affiliates, excluding the Company and its subsidiaries (collectively, the “Shareholder Group”), (x) each of the present and former directors and officers of each member of the Shareholder Group, (y) each of the respective direct and indirect parent companies, Affiliates, subsidiaries, subdivisions, successors, predecessors, affiliated management companies, funds or vehicles advised directly or indirectly by any such affiliated management companies, shareholders, members, managers, partners and assigns (collectively with respect to any Person, the Persons in this clause (y), the “Related Entities”) of any member of the Shareholder Group, and (z) each of the present and former Related Entities, officers, directors, managing and executive directors, managers or members of the boards of managers, partners, legal representatives, managers, employees, agents, professional and financial advisors and sub-advisors, investment bankers, accountants, attorneys and other professionals of the persons identified in clauses (x) and (y) immediately above, and the family members, estates, assets, trusts, heirs, executors, administrators, trustees, successors and assigns of the Persons identified in clauses (w), (x), (y) and (z) immediately above (collectively all of the foregoing released Persons in this Section 6, the “Shareholder Released Parties”) of and from any and all claims, causes of action, suits, remedies, debts, liabilities, losses, demands, rights, obligations, damages, expenses, attorneys’ or other professionals’ fees whatsoever then existing or thereafter arising, whether based on or sounding in or alleging (in whole or in part) tort, contract, negligence, strict liability, contribution, subrogation, respondeat superior, violations of federal or state securities laws, breach of fiduciary duty, any other legal theory or otherwise, whether individual, class, direct or derivative in nature, liquidated or unliquidated, fixed or contingent, whether at law or in equity, whether based on federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, disputed or undisputed, accrued or not accrued, or otherwise (collectively, “Company Claims”), that the Company Releasing Parties have, had or can, shall or may now or hereafter have against the Company Released Parties, from the beginning of time up to and through the Effective Date, that arise out of, relate to, or are in any way connected with the Company. For the avoidance of doubt, neither the Company nor any subsidiary thereof is included the Shareholder Group or as a Shareholder Released Party; provided, however, that the foregoing release, discharge and covenant not to sue is subject to Shareholder’s compliance from and after the Effective Date with Section 3 hereof, and if Shareholder breaches Section 3 in any manner, the release, discharge and covenant not to sue set forth in the foregoing clause of this Section 6(a) shall automatically be null and void ab initio and have no further force or effect.

(b) Effective as of the Effective Date, subject to the limitations set forth in Section 6(d), Shareholder, on behalf of itself and, except for the Company and its subsidiaries, for each of its direct and indirect Affiliates, subsidiaries, subdivisions, successors, predecessors, shareholders, partners, members, managers and assigns, and their present and former officers, directors, legal representatives, employees, agents, and attorneys and other professionals, and their heirs, executors, administrators, trustees, successors and assigns (collectively, the “Shareholder Releasing Parties”), hereby irrevocably releases and forever discharges and covenants not to sue: (w) the Company, (x) each of the present and former directors and officers of each of Company and the direct or indirect subsidiaries or Affiliates thereof, (y) each of the Related Entities of the Persons identified in clause (w), and (z) each of the present and former Related Entities, officers, directors, managing and executive directors, managers or members of the boards of managers, partners, legal representatives, managers, employees, agents, professional and financial advisors and sub-advisors, investment bankers, accountants, attorneys and other professionals of the Persons identified in clauses (x) and (y) immediately above, and the family members, estates, assets, trusts, heirs, executors, administrators, trustees, successors and assigns of the Persons identified in clauses (w), (x), (y) and (z) immediately above (collectively all of the foregoing released Persons in this Section 6(b), the “Company Released Parties”) of and from any and all claims, causes of action, suits, remedies, debts, liabilities, losses, demands, rights, obligations, damages, expenses, attorneys’ or other professionals’ fees whatsoever then existing or thereafter arising, whether based on or sounding in or alleging (in whole or in part) tort, contract, negligence, strict liability, contribution, subrogation, respondeat superior, violations of federal or state securities laws, breach of fiduciary duty, any other legal theory or otherwise, whether individual, class, direct or derivative in nature, liquidated or unliquidated, fixed or contingent, whether at law or in equity, whether based on federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, disputed or undisputed, accrued or not accrued, or otherwise (collectively, “Shareholder Claims” and, together with Company Claims, “Claims”), that the Company Releasing Parties have, had, or can, shall or may now or hereafter have against the Company Released Parties, from the beginning of time up to and through the Effective Date, that arise out of, relate to, or are in any way connected with the Company.

(c) Notwithstanding anything to the contrary contained in this Section 6, the Company Released Parties will remain liable to the Shareholder Releasing Parties, with respect to the liabilities and obligations, if any, they may have to the Shareholder Releasing Parties, (i) pursuant to this letter agreement, the Support Agreement, the Confidentiality Agreement or any other agreement or document executed or delivered pursuant to or in connection with this letter agreement and (ii) any rights any Shareholder Releasing Party may have to indemnification or advancement or reimbursement of expenses under any D&O policy, indemnification agreement or pursuant to the organizational documents of the Company or any of its Subsidiaries or employee benefit plan or related trust thereof (in each case, for the avoidance of doubt, as amended from time to time).

(d) Notwithstanding anything to the contrary contained in this Section 6, the Shareholder Released Parties will remain liable to the Company Releasing Parties, with respect to the liabilities and obligations, if any, they may have to the Company Releasing Parties pursuant to this letter agreement, the Support Agreement, the Confidentiality Agreement or any other agreement or document executed or delivered pursuant to or in connection with this letter agreement (in each case, for the avoidance of doubt, as amended from time to time).

(e) Notwithstanding anything to the contrary contained in this Section 6, no Shareholder Releasing Party or Company Releasing Party is waiving or being required to waive any Claim with respect to any actual and intentional fraud by any other Person, or any right that cannot be waived under applicable Law, and nothing contained in this Release will be construed as an admission by any Shareholder Releasing Party or Company Releasing Party of any liability of any kind to any Person.

(f) Each of the undersigned, as a Shareholder Releasing Party or a Company Releasing Party (each, a “Releasor”), on behalf of himself, herself or its itself and each other Shareholder Releasing Party or Company Releasing Party, as applicable, that is a Related Entity of such Releasor, hereby waives any and all rights under Section 1542 of the Civil Code of California, and any similar Law, rule, provision or statute of Delaware, New York or any other jurisdiction, which states in full (or otherwise in substance) as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Releasor, on behalf of himself, herself or itself and each other Shareholder Releasing Party or Company Releasing Party, as applicable, that is a Related Entity of such Releasor, hereby knowingly and willingly waives the provisions of Section 1542 of the Civil Code of California and any similar Law, rule, provision or statute of Delaware, New York or any other jurisdiction that operates to bar the release of unknown claims, and acknowledges and agrees that this waiver is an essential and material term of this release and this letter agreement. In particular, each Releasor, on behalf of himself, herself or itself and each other Shareholder Releasing Party or Company Releasing Party, as applicable, that is a Related Entity of such Releasor, hereby acknowledges that it has reviewed this Release with its legal counsel, and each Releasor understands and acknowledges the significance and consequences of this Release and, in particular, of the waiver provided in this Section 6(f).

7. Entire Agreement. This letter agreement and, as amended and supplemented hereby, the Support Agreement, contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

8. Miscellaneous. The provisions of Section 10 (Miscellaneous), Section 11 (No Waiver), Section 13 (Notices), Section 14 (Severability), Section 16 (Successors and Assigns), Section 17 (No Third Party Beneficiaries), Section 18 (Fees and Expenses), and Section 19 (Interpretation and Construction) shall apply to the provisions of this letter agreement as if the text thereof were set forth in this letter agreement, mutatis mutandis.

9. Counterparts. This letter agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. Execution of this letter agreement via facsimile or other electronic transmission (e.g., “.pdf”) shall be effective, and signatures received via facsimile or other electronic transmission shall be binding upon the parties hereto and shall be effective as originals.

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

CHAPARRAL ENERGY, INC.

By:	/s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

[Signatures continued on the following page]

SIGNATURE PAGE TO LETTER AGREEMENT AMENDING AND SUPPLEMENTING SUPPORT AGREEMENT

Accepted and agreed as of the date first written above:

STRATEGIC VALUE PARTNERS, LLC

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

STRATEGIC VALUE MASTER FUND, LTD.

By:	Strategic Value Partners, LLC, its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

STRATEGIC VALUE OPPORTUNITIES FUND, L.P.

By:	SVP Special Situations III A, LLC, its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

STRATEGIC VALUE SPECIAL SITUATIONS MASTER FUND IV, L.P.

By:	SVP Special Situations IV, LLC, its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

[Signatures continued on the following page.]

SIGNATURE PAGE TO LETTER AGREEMENT AMENDING AND SUPPLEMENTING SUPPORT AGREEMENT

STRATEGIC VALUE SPECIAL SITUATIONS FUND III, L.P.

By:	SVP Special Situations III, LLC, its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

STRATEGIC VALUE SPECIAL SITUATIONS OFFSHORE FUND III, L.P.

By:	SVP Special Situations III, LLC, its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

SIGNATURE PAGE TO LETTER AGREEMENT AMENDING AND SUPPLEMENTING SUPPORT AGREEMENT